Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-270223) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(2)	Registration Statement (Form S-8 No. 333-270222) pertaining to the 2020 Employee Share Purchase Plan CyberArk Software Ltd.,

(3)	Registration Statement (Form S-8 No. 333-263436) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(4)	Registration Statement (Form S-8 No. 333-254154) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(5)	Registration Statement (Form S-8 No. 333-254152) pertaining to the 2020 Employee Share Purchase Plan CyberArk Software Ltd.,

(6)	Registration Statement (Form S-8 No. 333-236909) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(7)	Registration Statement (Form S-8 No. 333-230269) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(8)	Registration Statement (Form S-8 No. 333-223729) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(9)	Registration Statement (Form S-8 No. 333-216755) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd.,

(10)	Registration Statement (Form S-8 No. 333-202850) pertaining to the 2014 Share Incentive Plan of CyberArk Software Ltd., and

(11)
Registration Statement (Form S-8 No. 333-200367) pertaining to the 2001 Stock Option Plan, 2001 Section 102 Stock Option Plan, 2011 Share Option Plan and 2014 Share Incentive Plan of CyberArk Software Ltd.

of our reports dated March 13, 2024, with respect to the consolidated financial statements of CyberArk Software Ltd. and the effectiveness of internal control over financial reporting of CyberArk Software Ltd. included in this Annual Report (Form 20-F) of CyberArk Software Ltd. for the year ended December 31, 2023.

Tel Aviv, Israel	/s/ KOST FORER GABBAY AND KASIERER
March 13, 2024	A member of EY Global